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Exhibit 23.1


Consent of Independent Auditors



We consent to the incorporation by reference in the Annual Report (Form 10-K) of Storage Trust Realty of our report dated January 23, 1998 (except for the last three paragraphs of Note 10, as to which the date is February 9, 1998), included in the 1997 Annual Report to Shareholders of Storage Trust Realty.

We also consent to the incorporation by reference in (a) the Registration Statements on Form S-8 pertaining to the Storage Trust Realty 1994 Share Option Plan and the First Amendment to 1994 Share Option Plan (33-92764 and 333-15763) and (b) the Registration Statements on Form S-3 (333-16219, 333-15765 and 333-42043) of our report described above, with respect to the consolidated financial statements of Storage Trust Realty incorporated by reference into the Annual Report (Form 10-K) and the financial statement schedule of Storage Trust Realty included in the 1997 Annual Report (Form 10-K) for the year ended December 31, 1997.


                                          ERNST & YOUNG LLP

Chicago, Illinois
March 20, 1998